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The Loewen Group Inc.             September 17, 1996                     Page 1



Stock Symbols:
Nasdaq:        LWNG
TSE:           LWN
ME:            LWN


                                                     Thomas C. Franco
                                                     James O'Brien
                                                     Broadgate Consultants
                                                     Tel: (212) 229-2222





                             FOR IMMEDIATE RELEASE



LOEWEN TO REVIEW UNSOLICITED PROPOSAL IN DUE COURSE



VANCOUVER, BRITISH COLUMBIA, SEPTEMBER 17, 1996 - The Loewen Group Inc. announced that the Company's Board of Directors will review the proposal received today from Service Corporation International and will respond in due course.


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